UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008 (February 26, 2008)

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 26, 2008, EnerSys (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”) and certain of the Company’s stockholders (the “Selling Stockholders”) pursuant to which the Selling Stockholders agreed to sell 5,000,000 shares of the Company’s common stock (the “Shares”) to the Underwriter at a price per Share of $22.40, for resale by the Underwriters pursuant to Registration Statement No. 333-147029. On February 29, 2008, the sale of the Shares pursuant to the Underwriting Agreement was completed, resulting in proceeds to the Selling Stockholders of approximately $112.0 million.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated February 26, 2008, between EnerSys, Goldman, Sachs & Co. and certain selling stockholders named therein.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: February 29, 2008	By:	/s/ Michael T. Philion
Michael T. Philion
Executive Vice President-Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-1.1	Underwriting Agreement, dated February 26, 2008, between EnerSys, Goldman, Sachs & Co. and certain selling stockholders named therein.